UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 18, 2005

(Date of report (Date of earliest event reported))

THE SPORTS AUTHORITY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31746	84-1242802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 West Hampden Avenue, Englewood, Colorado		80110
(Address of Principal Executive Offices)		(Zip Code)

(303) 200-5050

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be incorporated by reference into any filing of The Sports Authority, Inc. under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

On August 18, 2005, The Sports Authority, Inc. (“TSA” or the “Company”)  issued a news release regarding its financial results for its fiscal second quarter and six months ended July 30, 2005.  In addition, the news release forecasted certain financial results for the third quarter of fiscal 2005 and for fiscal year 2005.  The news release is attached hereto as Exhibit 99.1.

To supplement our condensed consolidated statements of operations presented on a basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have disclosed additional non-GAAP measures of net income and earnings per share adjusted to exclude merger integration costs which we believe appropriate to enhance an overall understanding of our financial performance. This adjustment to our GAAP results is made with the intent of providing a more complete understanding of the underlying operational results.  These non-GAAP measures have been reconciled to the most comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted earnings per share prepared in accordance with GAAP.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

99.1  News Release issued by The Sports Authority, Inc. on August 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.

	By:	/s/ Thomas T. Hendrickson
		Name:	Thomas T. Hendrickson
		Title:	Chief Financial Officer,
Chief Administrative Officer and Treasurer

Date: August 18, 2005